Exhibit 8.1

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March 27, 2014

Santa Maria Energy Holdings, LLC

2811 Airpark Drive

Santa Maria, California 93455

Santa Maria Energy Corporation

2811 Airpark Drive

Santa Maria, California 93455

Re:	Registration Statement No. 333-192902

Ladies and Gentleman:

We have acted as special counsel to Santa Maria Energy Holdings, LLC, a Delaware limited liability company (the “Company”) and Santa Maria Energy Corporation, a Delaware corporation (“Santa Maria Energy Corporation”), in connection with (1) the proposed merger of SME Merger Sub, LLC, a Delaware limited liability company (“SME Merger Sub”) with and into the Company, with the Company surviving as a wholly-owned subsidiary of Santa Maria Energy Corporation, (2) the merger of HPAC Merger Sub, Inc., a Delaware corporation (“HPAC Merger Sub”) with and into Hyde Park Acquisition Corp. II, a Delaware corporation (“Hyde Park”), with Hyde Park surviving as a wholly-owned subsidiary of Santa Maria Energy Corporation, and (3) the subsequent contribution of all of the outstanding limited liability company interests of the Company to Hyde Park, resulting in the Company becoming a wholly-owned subsidiary of Hyde Park, all pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of November 27, 2013 (as amended on December 16, 2013, the “Merger Agreement”), by and among the Company, SME Merger Sub, Hyde Park, HPAC Merger Sub and Santa Maria Energy Corporation. This opinion is being delivered in connection with the Proxy/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2013 (Registration No. 333–192902) (as amended, the “Registration Statement”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations and warranties contained in (i) the Merger Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statement and Proxy/Prospectus, (iii) the respective tax representation letters of (A) the Company, (B) Santa Maria Energy Corporation, HPAC Merger Sub and SME Merger Sub, and (C) Hyde Park, each delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

March 27, 2014

In addition, we have assumed, with your consent, that:

1.	Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Times of the Mergers and Contribution) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.	The Mergers and the Contribution will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Registration Statement and the Proxy/Prospectus, and the Mergers will be effective under the laws of the State of Delaware;

3.	All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the Effective Times, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the Effective Times;

4.	Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the Effective Times, in each case without such qualification; and

5.	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, the Registration Statement and the Proxy/Prospectus.

Based upon and subject to the foregoing, and subject to the qualifications and limitations stated in the Registration Statement, the Proxy/Prospectus and the Officer’s Certificates, the statements of law and legal conclusions contained under the caption “Material United States Federal Income Tax Consequences of the Merger” constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.	This opinion represents our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions,

March 27, 2014

administrative regulations and published rulings and procedures, but does not address all of the United States federal income tax consequences of the Mergers or the Contribution. We express no opinion as to United States federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

2.	No opinion is expressed as to any transaction other than the Mergers and the Contribution as described in the Merger Agreement, or to any transaction whatsoever, including the Mergers and the Contribution, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied are not true and accurate at all relevant times.

This opinion is rendered only to you, and is for your use in connection with the filing of the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be furnished or quoted to your legal counsel and to judicial regulatory authorities having jurisdiction over you, and provided, however, that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including those persons entitled to receive shares of Santa Maria Energy Corporation as a result of the Mergers. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions “Material United States Federal Income Tax Consequences of the Merger.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder

Very truly yours,

/s/ Latham & Watkins LLP